UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 23, 2018

MANITEX INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Michigan	001-32401	42-1628978
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9725 Industrial Drive, Bridgeview, Illinois 60455

(Address of Principal Executive Offices) (Zip Code)

(708) 430-7500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

As previously disclosed, on July 20, 2016, Manitex International, Inc. (the “Company”) and certain of its subsidiaries entered into a Loan and Security Agreement (as amended, the “Loan Agreement”) with The Private Bank and Trust Company, now known as CIBC Bank USA (“CIBC”). The Loan Agreement provides the Company with a revolving credit facility, which previously had a maturity date of July 20, 2019. The Loan Agreement was subsequently amended by a First Amendment dated as of August 4, 2016, a Second Amendment dated as of September 30, 2016, a Third Amendment dated as of November 8, 2016, a Fourth Amendment dated February 10, 2017, a Fifth Amendment dated April 26, 2017 and a Sixth Amendment dated March 9, 2018.

On July 23, 2018, the parties to the Loan Agreement entered into a seventh amendment to the Loan Agreement (the “Seventh Amendment”). The main modifications to the Loan Agreement resulting from the Seventh Amendment are as follows:

•	modifying certain financial covenants, including the Senior Leverage Ratio and the Fixed Charge Coverage Ratio;

•	modifying the definition of EBITDA to include, among other things, certain one-time cash expenses;

•	extending the Maturity Date to July 20, 2021.

The foregoing description of the Seventh Amendment is qualified in its entirety by reference to the full text of the Seventh Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Seventh Amendment to Loan and Security Agreement, dated as of July 23, 2018, by and among Manitex International, Inc., Manitex Inc., Manitex Sabre, Inc., Badger Equipment Company, Crane and Machinery, Inc., Crane and Machinery Leasing, Inc., and Manitex, LLC, CIBC Bank USA (f/k/a The PrivateBank and Trust Company) and the lenders party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANITEX INTERNATIONAL, INC.

By:	/s/ David J. Langevin
Name:	David J. Langevin
Title:	Chief Executive Officer

Date: July 26, 2018